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                                                                   Exhibit 10.26






                          STRATEGIC ALLIANCE AGREEMENT


                                     BETWEEN


                               PENTON MEDIA, INC.


                                       AND


                                  CAYENTA, INC.


                         DATED AS OF MARCH 30, 2000





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                              TABLE OF CONTENTS

                                                                     Page
                                                                     ----
1.       Marketing Opportunities.......................................2

2.       Future E-Commerce Projects....................................2

3.       Strategic Framework...........................................2

4.       Promotion of Penton Products..................................2

5.       Confidentiality...............................................2

6.       Intellectual Property Rights..................................3

7.       Publicity.....................................................4

8.       Term; Termination; Survival...................................4

9.       Limitation of Liability.......................................4

10.      Independent Contractors; Costs................................4

11.      Amendments and Waivers........................................5

12.      Expenses......................................................5

13.      Successors and Assigns........................................5

14.      No Third-Party Beneficiaries..................................5

15.      Governing Law.................................................5

16.      Counterparts..................................................5

17.      Headings......................................................5

18.      Entire Agreement..............................................5


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                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement (this "AGREEMENT") is made as of March 30, 2000 (the "EFFECTIVE DATE"), between Penton Media, Inc., a Delaware corporation with its principal place of business at 1100 Superior Avenue, Cleveland, Ohio 44114 ("PENTON"), and Cayenta, Inc., a Delaware corporation with its principal place of business at 225 Broadway, Suite 1500, San Diego, CA 92101 ("CAYENTA").

                                    RECITALS

         A. Penton currently services over 50 vertical markets with a broad range of print, in-person/tradeshow, and online web site products. Penton is currently strengthening its Internet presence and has plans to significantly enhance its web site activities. In the near future, Penton will be devoting significant resources to develop certain web sites, one of which is the Healthwell.com site.

         B. Cayenta, a total service provider ("TSP") of end-to-end, e-commerce systems, is currently in final contract negotiations with Penton to be Penton's sole vendor for the development, support and hosting of the Healthwell.com site and has offered to provide up to $1.25 million of equity in Healthwell.com at such time as the opportunity for such investment becomes available.

         C. The parties desire to enter into this Agreement to establish certain fundamental concepts of their strategic relationship so as to (i) enhance Penton's online presence, (ii) facilitate end-to-end e-commerce solutions for current and future Penton website products, (iii) promote the development of Cayenta's e-commerce TSP business, and (iv) establish Cayenta as a Penton preferred e-commerce provider.

         D. Each of the parties expects and intends to devote significant resources to the development, promotion and effectuation of their respective businesses which are the subject of this strategic alliance, all as more particularly set forth in one or more definitive agreements to be entered into from time to time pursuant to this Agreement (the "DEFINITIVE AGREEMENTS").

         E. The parties hereto are concurrently herewith entering into a Stock Purchase Agreement, whereby Penton will purchase 250,000 shares of Cayenta common stock (the "CAYENTA SPA") and a Total Service Provider Services and License Agreement for Cayenta services with respect to the Healthwell.com project (the "HEALTHWELL TSPSLA").

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto (the "PARTIES") agree as follows:


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1. MARKETING OPPORTUNITIES. In further consideration for entering into the
Cayenta SPA and the Healthwell TSPSLA, Penton will contribute to Cayenta $1.0 million per year of free marketing opportunities calculated at earned/published rates for two years. This will include advertising in any of Penton's publications including INTERNET WORLD, BOARDWATCH, and INDUSTRY WEEK magazines, as well as raw exhibit space (to be developed at Cayenta's expense) in any of Penton Exhibitions including INTERNET WORLD and ISPCON shows. Penton will also provide Cayenta with sponsorship and co-marketing opportunities, including, for example, web site linkage.

2. FUTURE E-COMMERCE PROJECTS. Penton and Cayenta are currently engaged in discussions on various projects which, if successfully concluded, will make Cayenta the TSP for Penton projects regarding the Electronics OEM, internet, and ISP markets both domestic and abroad. In addition, over the next six months, Penton and Cayenta will enter into discussions with respect to additional projects, so that a total of ten projects will have been discussed by the end of such six month period. To the extent that Penton uses Cayenta as the provider of services for any future e-commerce projects, the Parties will negotiate in good faith to enter into Definitive Agreements with respect to each project. The obligations, relationships and arrangements of the Parties with respect to such future projects will arise and be governed only under and pursuant to the terms and conditions of the Definitive Agreement that specifically addresses each project. The Parties hereby agree that upon entering into any Definitive Agreement with respect to a specific future e-commerce project, Cayenta will provide a dedicated support team to develop and coordinate Penton e-commerce initiatives and projects.

3. STRATEGIC FRAMEWORK. Cayenta will develop and deliver to Penton an overall strategic framework for selecting, building and delivering standardized technologies for Penton-wide implementation.

4. PROMOTION OF PENTON PRODUCTS. Cayenta will offer Penton products and services to the Cayenta customer base through bundled value added business services offered in conjunction with Cayenta's TSP family of products and services. Cayenta will also offer market exposure for Penton products and service via promotion on Cayenta web sites, case studies and customer testimonial related marketing collateral.

5. CONFIDENTIALITY

         5.1 It is anticipated that each of the Parties and their affiliates may disclose to the other proprietary and confidential information that (a) is identified as proprietary and confidential at the time of disclosure, (b) is not otherwise publicly available, or (c) can reasonably be regarded as confidential (collectively, "INFORMATION"). Information may include Intellectual Property, software programs, technical data, customer information and business information of the Parties.

         5.2 Each Party or their affiliates will be a "DISCLOSING PARTY" with respect to Information which that Party or its affiliates discloses to the other and will be a "RECEIVING PARTY" with respect to Information which that Party or their affiliates receives from the other. A


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Disclosing Party will not identify as Information any information which the
Disclosing Party does not, in good faith, consider to be proprietary and/or confidential.

         5.3 The Receiving Party will maintain the secrecy and confidentiality of Information of the Disclosing Party by way of efforts at least equivalent to the efforts that the Receiving Party normally applies to its own property that it maintains secret and confidential, and in any event using no less than a reasonable degree of care.

         5.4 The Information may be disclosed by the Receiving Party only in furtherance of the objectives of this Agreement and only to the Receiving Party's employees with a need to know, provided that each such employee has previously been advised of the proprietary and confidential nature of the Information. The Information will not be used by the Receiving Party or such employees other than in furtherance of the objectives of this Agreement. The Receiving Party will be responsible for maintaining the confidentiality and non-use of Information received by the Receiving Party from the Disclosing Party which has been disclosed to the Receiving Party's employees in accordance with this Section 5.4

         5.5 The disclosure of Information will not be construed to grant to the Receiving Party any ownership or other proprietary interest in the Information. The Receiving Party agrees that it does not acquire any title, ownership, or other Intellectual Property right or license by virtue of such disclosure.

         5.6 A Receiving Party has no obligation with respect to any Information disclosed hereunder which: (a) was in Receiving Party's possession before receipt from Disclosing Party other than through prior disclosure by or on behalf of Disclosing Party and Receiving Party is not otherwise under an obligation of confidentiality with respect to such Information; or (b) is or becomes a matter of general public knowledge through no breach of this Agreement; or (c) is rightfully received by Receiving Party from a third party without an obligation of confidentiality; or (d) is independently developed by Receiving Party without any obligation of confidentiality with respect to such Information; or (e) is required to be disclosed by the Receiving Party by order of a court or as a matter of law, including, without limitation, any voluntary filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, provided that the receiving party uses reasonable efforts to provide the Disclosing Party with prior notice of such obligation to disclose and either reasonably assists in obtaining a protective order therefor or reasonably considers any requests for confidential treatment of such Information by the Disclosing Party.

         5.7 Upon termination or earlier expiration of this Agreement, the Receiving Party will (a) immediately cease using the Information, (b) promptly return to the Disclosing Party all tangible embodiments of the Information received from the Disclosing Party together with all written or electronically stored documentation that is based on or reflects, in whole or in part, such Information, and (c) promptly destroy or, at the Disclosing Party's election, return all other copies. The obligations of confidentiality and non-use of a Receiving Party under this Agreement will continue in effect for a period of two years after such return and destruction of Information, which will be evidenced by written records of the Receiving Party.


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6. INTELLECTUAL PROPERTY RIGHTS

         6.1 Nothing in this Agreement will be construed to grant to either party any ownership or other interest in the Intellectual Property of the other. To the extent that any Intellectual Property is developed pursuant hereto or any Definitive Agreement, the Parties' respective rights and responsibilities with respect to such Intellectual Property, including the use thereof, will be addressed in each such instrument.

         6.2 "INTELLECTUAL PROPERTY" means with respect to any party, any patent, trade mark, service mark, trade name, invention, product designation, logo, slogan, trade secret, know how, work of authorship, computer software, database, Internet address, including uniform resource locators and domain names, and research in progress and any improvement and derivative works thereof, or any other similar type of intellectual property right therein, together with any registration or application with respect thereto, in each case, which is used or held for use or otherwise necessary in connection with the conduct of business of such Party [as currently conducted.]

7. PUBLICITY. Neither Party nor their affiliates will issue a press release or make any other public announcement or statement of the terms of this Agreement or the activities or performance hereunder without the prior written consent of all of the other Party.

8. TERM; TERMINATION; SURVIVAL

         8.1 Subject to Section 8.4 hereof, this Agreement will terminate on the second anniversary of the Effective Date, unless earlier terminated pursuant to
Section 8.2 or 8.3 hereof.

         8.2 A Party may, by giving written notice thereof to another Party, terminate this Agreement as of a date specified in such notice in the event that such other party (a) terminates or suspends its business; (b) becomes a debtor in a bankruptcy or insolvency proceeding under federal or state statute; (c) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority; (d) is acquired by a third party, or acquires a controlling interest in a third party, reasonably deemed to be a competitor of the party giving notice of termination.

         8.3 A Party may terminate this Agreement at any time if the other Party breaches either the Cayenta SPA or the Healthwell TSPSLA.

         8.4 Termination of this Agreement will not affect the provisions hereof relating to Intellectual Property or confidentiality, nor will a termination of this Agreement release any Party from its obligations or liabilities, or deprive any party of its rights or benefits, under any Definitive Agreements entered hereunder, unless and only to the extent such relevant agreement provides otherwise.

9. LIMITATION OF LIABILITY.

         In no event will one Party assert against the other Party any claim for indirect, incidental, punitive, special or consequential damages, including, but not limited to, lost business or lost profits, whether foreseeable or not, even if such Parties have been advised of the possibility of such damages.


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10. INDEPENDENT CONTRACTORS; COSTS. The Parties will at all times be independent
Parties. Neither Party is an employee, joint venturer, agent or partner of the other; neither Party is authorized to assume or create any obligations or liabilities, express or implied, on behalf of or in the name of the other. The employees, methods, facilities and equipment of each Party will at all times be under the exclusive direction and control of that Party. Except as otherwise expressly agreed in writing, each of the Parties will bear its own costs and expenses incurred in connection with its performance hereunder.

11. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

12. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for herein, each Party will pay or cause to be paid all of its own fees and expenses incident to the preparation and performance of the Agreement, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party.

13. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that, no Party may assign any of its rights or obligations under this Agreement without the consent of each other Party hereto.

14. NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, this Agreement is for the sole benefit of the Parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the Parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

15. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to the conflict of laws rules of such state.

16. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

18. ENTIRE AGREEMENT. This Agreement (including any Schedules and the Exhibits referred to herein and/or attached hereto) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including any Schedules and


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the Exhibits referred to herein and/or attached hereto) supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.


         IN WITNESS WHEREOF the parties have caused this Strategic Alliance Agreement to be executed in counterparts by their authorized representatives, to be effective as of the Effective Date.

                                        PENTON MEDIA, INC.

                                        By:  /s/ Joseph G. NeCastro
                                            -------------------------------
                                             Name:  Joseph G. NeCastro
                                             Title: Chief Financial Officer



                                        CAYENTA, INC.

                                        By:  /s/ Edward M. Lake
                                            -------------------------------
                                             Name:  Edward M. Lake
                                             Title: Chief Financial Officer